As filed with the Securities and Exchange Commission on December 12, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Telephone (303) 597-2400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Philip L. Hawkins

Chief Executive Officer

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Telephone (303) 597-2400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Larry P. Medvinsky, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019	Gilbert G. Menna, Esq. Ettore A. Santucci, Esq. Goodwin Procter LLP Exchange Place, 53 State Street Boston, Massachusetts 02109

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-138094

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	$14,001,250	$1,499
(1)	Based on the public offering price.
(2)	The $14,001,250 proposed maximum aggregate offering price is in addition to the $215,625,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-11 (File No. 333-138094). An aggregate registration fee of $23,072 was previously paid in connection with that Registration Statement.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-11 is filed by DCT Industrial Trust Inc. (the “Company”), a Maryland corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction G of Form S-11 with respect to the registration of additional shares of the Company’s Common Stock. The information in the Registration Statement on Form S-11, including the amendments and exhibits thereto, previously filed by the Company with the Securities and Exchange Commission (File No. 333-138094) is incorporated in this Registration Statement on Form S-11 by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Exhibits.

Exhibit No.	Description
5.1	Opinion of Venable LLP, counsel to the Company

*24.1	Power of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-138094) previously filed with the Securities and Exchange Commission on October 18, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 12, 2006.

DCT INDUSTRIAL TRUST INC.

By:	/s/ PHILIP L. HAWKINS
Philip L. Hawkins Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP L. HAWKINS Philip L. Hawkins	Chief Executive Officer (Principal Executive Officer) and Director	December 12, 2006

/s/ STUART B. BROWN Stuart B. Brown	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 12, 2006

/s/ THOMAS G. WATTLES Thomas G. Wattles	Executive Chairman and Director	December 12, 2006

* James R. Mulvihill	Director	December 12, 2006

* Tripp H. Hardin	Director	December 12, 2006

* Phillip R. Altinger	Director	December 12, 2006

* John C. O’Keeffe	Director	December 12, 2006

* Bruce L. Warwick	Director	December 12, 2006

* Thomas F. August	Director	December 12, 2006

* John S. Gates, Jr.	Director	December 12, 2006

* By:	/s/ PHILIP L. HAWKINS
Philip L. Hawkins, as attorney-in-fact for each such person pursuant to the power of attorney previously filed as a part of this Registration Statement.

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